UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2013

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On April 8, 2013, KPMG LLP ("KPMG") notified Skechers U.S.A., Inc. (the "Company") that KPMG was resigning, effective immediately, as the Company’s independent accountant. KPMG stated it had concluded it was not independent because of alleged insider trading in the Company’s securities by one of KPMG’s former partners who was the KPMG engagement partner on the Company’s audit for the 2011 and 2012 fiscal years. KPMG advised the Company it resigned as the Company’s independent accountant solely due to the impairment of KPMG’s independence resulting from its now former partner’s alleged unlawful activities and not for any reason related to the Company’s financial statements, its accounting practices, the integrity of the Company’s management or for any other reason.

None of KPMG’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2012 or KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2012 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the two fiscal years ended December 31, 2012 and the subsequent interim period through April 8, 2013 were there any (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, or (2) "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG with a copy of the disclosure set forth in this Item 4.01 and has requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made in this Item 4.01, each as required by applicable SEC rules. The Company will file KPMG’s letter to the SEC as an exhibit to an amendment to this Current Report on Form 8-K within two business days of receipt of the letter, but in no event later than April 23, 2013 (ten business days following the filing of this Current Report on Form 8-K).

While the Company has not engaged a new independent accounting firm, it has begun a search process to identify KPMG’s successor. The Company will disclose its engagement of a new independent accounting firm once the process has been completed as required by SEC rules.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b) As a result of the alleged insider trading activity by its now former partner and KPMG’s resulting resignation on April 8, 2013, KPMG notified the Company its independence had been impaired and it had no option but to withdraw its audit reports on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2012 and the effectiveness of internal control over financial reporting as of December 31, 2011 and 2012 and that such reports should no longer be relied upon as a result of KPMG’s lack of independence created by the circumstances described under Item 4.01 above. The Company’s Audit Committee and management continue to believe that the Company’s financial statements covering the referenced periods fairly present, in all material respects, the financial condition and results of operations of the Company as of the end of and for the referenced periods and may continue to be relied upon and that the Company’s internal control over financial reporting was effective during these periods. The Chair of the Company’s Audit Committee as well as senior management discussed the matters described in this Item 4.02 with representatives of KPMG.

The Company has provided KPMG with a copy of the disclosure set forth in this Item 4.02 and has requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. The Company will file KPMG’s letter to the SEC as an exhibit to an amendment to this Current Report on Form 8-K within two business days of receipt thereof, but in no event later than April 23, 2013 (ten business days following the filing of this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by Skechers U.S.A., Inc. on April 9, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

April 9, 2013	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 9, 2013